UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2011

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21937	68-0262011
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2550 Stanwell Drive

Concord, California 94520

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (925) 288-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of William R. Rohn

On June 27, 2011, William R. Rohn informed the Board of Directors (the “Board”) of Cerus Corporation (the “Company”) that he was resigning as a member of the Board and as a member of the Audit Committee and Nominating and Corporate Governance Committee (the “Governance Committee”) of the Board, effective immediately. This decision was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Election of Daniel Swisher as a member of the Board

On June 27, 2011, the Governance Committee recommended, and the Board approved, the election of Daniel Swisher, as a member of the Board and as a member of the Audit Committee and Governance Committee, effective concurrently with Mr. Rohn’s resignation, to serve until the 2012 annual meeting of the Company’s stockholders. As a member of the Board, the Audit Committee and the Governance Committee, Mr. Swisher will receive the compensation for his services set forth in the Company’s Non-Employee Director Compensation Policy.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1    Press Release, dated June 29, 2011, entitled “Cerus Corporation Announces Changes to Board of Directors”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION
Dated: June 29, 2011
	By:	/S/ Kevin D. Green
Kevin D. Green
Vice President, Finance and Chief Accounting Officer